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                                                                    Exhibit 3.5


                                STATE OF NEBRASKA

                                     [FLAG]


United States of America,     }                             Department of State
  State of Nebraska           } ss.                         Lincoln, Nebraska


     I, Scott Moore, Secretary of State of the State of Nebraska do hereby certify;

     The attached is a true and correct copy of the Articles of Incorporation of

     AMERISERVE TRANSPORTATION, INC.

     with its registered office located in LINCOLN, Nebraska, as filed and recorded in this office on June 9, 1997.

     I further certify that said corporation is in good standing as of this date.



     In Testimony Whereof,              I have hereunto set my hand and
                                        affixed the Great Seal of the State
                                        of Nebraska on July 3
          [SEAL]                        in the year of our Lord, one thousand
                                        nine hundred and ninety-seven.


                                        /s/ Scott Moore
                                        ---------------
                                        SECRETARY OF STATE

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JUN 09 1997

                                                  STATE OF NEBRASKA
                                                  SECRETARY'S OFFICE
                                                  Received filed and recorded on
                                                  film roll no. 9714
                                                  at page 982
                                                  /s/ Scott Moore
                                                  ------------------
                                                  Secretary of State
                                                  By CB  75.00 pd
                                                     ---------------
                                                            5:00 pm

                            ARTICLES OF INCORPORATION

                                       OF

                         AMERISERVE TRANSPORTATION, INC.

     The undersigned acting as the incorporator of a corporation under the Nebraska Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

                                   ARTICLE I.

     The name of the Corporation shall be: AmeriServe Transportation, Inc.

                                   ARTICLE II.

     The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares, having par value of $1,000.00 each, all of which shall be common stock.

     All transfers of the shares of this Corporation shall be made in accordance with the provisions of the Bylaws of the Corporation.

                                  ARTICLE III.

     The Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation in the manner now and hereafter permitted by law, and all rights conferred upon shareholders herein are granted subject to this reservation.

                                   ARTICLE IV.

     The address of the Corporation's initial registered office is: 206 South 13th Street, Suite 1500, Lincoln, Nebraska 68508 (Lancaster County) and the name of the initial registered agent at such address shall be: C.T. Corporation System.

                                   ARTICLE V.

     The name and street address of the incorporator is Daniel J. Duffy, 8805 Indian Hills Drive, Suite 300, Omaha, Nebraska 68114.

     DATED this 9th day of June, 1997.


                                        /s/ Daniel J. Duffy
                                        ----------------------------------
                                        Daniel J. Duffy, Incorporator